Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BurgerFi International, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 2022, relating to the consolidated financial statements of BurgerFi International, Inc. and Subsidiaries appearing in BurgerFi International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP
West Palm Beach, Florida

January 5, 2023